                                                                     EXHIBIT 4.8

                           HINES HORTICULTURE, INC.

                     FOURTH AMENDMENT, CONSENT AND WAIVER
                              TO CREDIT AGREEMENT


         This FOURTH AMENDMENT, CONSENT AND WAIVER TO CREDIT AGREEMENT (this "Amendment") is dated as of August 28, 1996 and entered into by and among HINES HORTICULTURE, INC. (formerly known as Hines Nurseries Inc.), a California corporation ("Company"), SUN GRO HORTICULTURE INC., a Nevada corporation ("Sun Gro"), and SUN GRO HORTICULTURE CANADA LTD., a Canadian corporation ("Sun Gro Canada"; together with Company and Sun Gro, collectively, "Borrowers"), the financial institutions listed on the signature pages hereof ("Lenders") and BT COMMERCIAL CORPORATION, as Agent for Lenders ("Agent"), and, for purposes of
Section 6 hereof, the Credit Support Parties (as defined in Section 6 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of August 4, 1995 by and among Company, Sun Gro and Sun Gro Canada, Lenders and Agent, as amended by that certain First Amendment dated as of October 11, 1995, that certain Second Amendment dated as of October 26, 1995, and that certain Third Amendment dated as of March 15, 1996 (as so amended, the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

         WHEREAS, Company has requested Lenders to consent to the acquisition of the assets of Iverson Perennial Gardens, Inc. and certain related real property; and Lenders are willing, subject to the terms and conditions set forth herein, to further waive Company's compliance with clause (ii) of the last proviso in subsection 7.8 of the Credit Agreement; and

         WHEREAS, Borrowers and Lenders desire to amend the Credit Agreement to
(i) adjust certain of the covenants set forth therein, (ii) agree as to certain matters relating to certain equity contributions to be made by MDCP, and (iii) make certain other amendments as set forth below:

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

         1.1  Amendments to Section 1: Provisions Relating to Defined Terms

         A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in the proper alphabetical order:

         "'IPG' means Iverson Perennial Gardens, Inc., a Delaware corporation."

         "'IPG Acquisition Agreements' means, collectively, (i) that certain Acquisition Agreement dated as of August 30, 1996 by and among Ronald C. Iverson, IPG and Company, and (ii) that certain Consulting and Non-Competition Agreement dated as of August 30, 1996 by and between Ronald

    Iverson and Company."

         "'Iverson Acquisition' means the acquisition by Company of the Iverson Properties pursuant to IPG Acquisition Agreements."

         "'Iverson Properties' means (i) all of the operating assets of IPG's South Carolina nursery operations (including without limitation related Inventory located outside of South Carolina), and (ii) approximately 527 acres of real property owned by Ronald C. Iverson in South Carolina relating to and used by IPG in its nursery operations."


         1.2  Amendments to Section 2: Amounts and Terms of Commitments and
              Loans

         Use of Proceeds: Revolving Loans. Section 2.5B of the Credit Agreement is hereby amended by deleting the second sentence contained therein in its entirety and substituting the following therefor:

              "Any excess proceeds of the initial Revolving Loans and the proceeds of any subsequent Revolving Loans shall be applied by Company and Sun Gro for (i) working capital and general corporate purposes, which may include the making of intercompany loans to any of Company's wholly-owned Subsidiaries, in accordance with subsection 7.1(iv), for their own working capital and general corporate purposes, and (ii) consummation of the Iverson Acquisition, so long as the aggregate amount of Revolving Loans applied to consummate such Iverson Acquisition (including all fees and expenses relating thereto) does not exceed $10,400,000."

         1.3  Amendments to Section 5: Borrowers' Representations and Warranties

         Material Contracts. Subsection 5.8C of the Credit Agreement is hereby amended by deleting the second sentence contained therein in its entirety and substituting the following therefor:

              "Except as described on Schedule 5.8C, all such Material Contracts (other than any Material Contract which has been terminated as permitted under the Loan Documents and which termination has been reported to Lenders in accordance with subsection 6.1(xviii)) are in full force and effect and no material defaults currently exist thereunder."


         1.4  Amendments to Section 6: Borrowers' Affirmative Covenants

         Additional Mortgages. Subsection 6.12 of the Credit Agreement is hereby amended by inserting immediately after the reference to "as soon as practicable after the acquisition of such Covered Real Property Asset" contained in clause (ii) therein the following:

              "(and in the case of any Covered Real Property Asset acquired in connection with the Iverson Acquisition, as soon as practicable after the consummation of the Iverson Acquisition but in any event within forty-five days after the effective date of the Fourth Amendment, Consent and Waiver to Credit Agreement dated as of August 28, 1996 by and among Company, Sun Gro, Sun Gro Canada, Lenders and Agent)".


         1.5  Amendments to Section 7: Borrowers' Negative Covenants

         Consolidated Capital Expenditures. Subsection 7.8 of the Credit Agreement is hereby amended by (a) deleting the reference to "and" and adding "," at the end of clause (i) of the proviso contained therein, and (b) adding the following after clause (ii) of the last proviso contained therein, but before the last period:

              "and (iii) Company may incur additional Consolidated Capital Expenditures on or before September 20, 1996 in an aggregate amount (including all fees and expenses relating thereto) not to exceed the sum of (x) $10,400,000 plus (y) the assumption of unsecured Assumed Liabilities (as defined in the acquisition agreement described in clause (i) of the definition "IPG Acquisition Agreements") not to exceed $1,000,000, consisting of the Iverson Acquisition".

         1.6  Amendments to Section 8: Events of Default

         A. Conduct of Business Relating to Holdings. Subsection 8.18 of the Credit Agreement is hereby amended by deleting the reference to ":" at the end of such subsection and substituting "; or" therefor.

         B. Iverson Acquisition Equity Contributions. Section 8 of the Credit Agreement is hereby amended by adding as a new subsection 8.19 the following:

         "8.19  Equity Contributions.

                   (i) Holdings shall not have received from MDCP on or prior to October 15, 1996 an equity contribution in an amount not less than $10,000,000 but not greater than $20,000,000 (the "Parent Equity Contribution"); or (ii) Company shall not have received from Holdings on or prior to October 15, 1996 an equity contribution in an amount equal to the Parent Equity Contribution; or (iii) Company shall not have used the proceeds from the Parent Equity Contribution within one Business Day of receipt of such proceeds (x) to prepay all Revolving Loans of Company and of Sun Gro on a pro rata basis (in accordance with the respective outstanding principal amount thereof) without any corresponding reduction in their respective Revolving Loan Commitments, and (y) to the extent the amount of such proceeds exceed the aggregate outstanding principal amount of Revolving Loans, to prepay all Term Loans in accordance to the application order set forth in the first sentence of subsection 2.4B(iv)(b) in an amount equal to such excess (it being understood by all parties hereto that Company shall apply the proceeds from the Parent Equity Contribution in the manner set forth in this clause (iii) of this subsection 8.19 notwithstanding anything to the contrary contained in subsection 2.4B(iii)(c) or 2.4B(iv)(b)):"


         Section 2.  AMENDMENTS TO THE SECURITY AGREEMENT

         2.1  Modifications of Schedule I to the Security Agreement

         Schedule I: Supplemental Descriptions of Collateral. Schedule I to the Security Agreement, as amended, is hereby amended by adding thereto the items set forth in Annex A attached hereto.

         2.2  Modifications of Schedule II to the Security Agreement

         Schedule II: Location of Collateral. Schedule II to the Security Agreement, as amended, is hereby amended by adding thereto the items set forth in Annex B attached hereto.

         2.3  Modifications of Schedule III to the Security Agreement

         Schedule III: Existing Financing Statements. Schedule III to the Security Agreement, as amended, is hereby amended by adding thereto the items set forth in Annex C attached hereto.


         Section 3.  CONSENT AND WAIVER

         3.1  Consent to Iverson Acquisition and Waiver of Certain Covenants

         Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company contained herein, Lenders hereby:

         1. consent to the Iverson Acquisition by Company for a total consideration (including all fees and expenses relating thereto) not exceeding the sum of (x) $10,400,000 plus (y) the assumption of unsecured Assumed Liabilities (as defined in the acquisition agreement described in clause (i) of the definition "IPG Acquisition Agreements") not to exceed $1,000,000; and

         2. waive compliance with the provisions of clause (ii) of the last proviso in subsection 7.8 of the Credit Agreement to the extent, and only to the extent, necessary to permit Company to incur (a) $1,250,000 of the additional Consolidated Capital Expenditures permitted under such clause
    (ii) on or before July 6, 1996 and (b) $100,000 of the additional Consolidated Capital Expenditures permitted under such clause (ii) on or before December 31, 1996.


         3.2  Limitation of Consent and Waiver

         Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, both the consent and waiver set forth above shall be limited precisely as written and relate solely to the Iverson Acquisition and the noncompliance of Company with the provisions of clause (ii) of the last proviso in subsection 7.8 of the Credit Agreement in the manner and to the extent described above, and nothing in this Section 3 shall be deemed to:

         1. constitute a waiver of compliance by Company with respect to (a) clause (ii) of the last proviso in subsection 7.8 of the Credit Agreement in any other instance or (b) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein (whether in connection with the Iverson Acquisition or waiver of clause (ii) of the last proviso in subsection 7.8 of the Credit Agreement or otherwise); or

         2. prejudice any right or remedy that Agent or any Lender may now have (except to the extent that such right or remedy was based upon existing defaults that will not exist after giving effect to this Section 3) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

         Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.


         Section 4.  CONDITIONS TO EFFECTIVENESS

         Sections 1, 2 and 3 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Fourth Amendment Effective Date"):

         A. On or before the Fourth Amendment Effective Date, Holdings and each Borrower shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Fourth Amendment Effective Date:

              1. Certificate of the corporate secretary or assistant secretary for each of Holdings and each Borrower certifying as of the Fourth Amendment Effective Date that:

                   a. The Certificate or Articles of Incorporation of Holdings or such Borrower have not been amended, modified or otherwise changed since the Closing Date; and

                   b. The Bylaws of Holdings or such Borrower have not been amended, modified or otherwise changed since the Closing Date;

              2. Resolutions of Board of Directors of each of Holdings and each Borrower approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Fourth Amendment Effective Date by Holdings or such Borrower's corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

              3. Signature and incumbency certificates of officers of each of Holdings and each Borrower executing this Amendment;

              4. Executed copies of the IPG Acquisition Agreements, each in form and substance satisfactory to Agent;

              5. Uniform Commercial Code ("UCC") searches relating to the Iverson Properties in form and substance satisfactory to Agent;

              6. UCC-1 financing statements, executed by the Company, relating to the Iverson Properties for all jurisdictions as may be necessary or desirable to perfect the security interests in the Iverson Properties in form and substance satisfactory to Agent;

              7. UCC-3 termination statements, mortgage releases or other comparable instruments, executed by all necessary Persons, terminating any and all existing UCC-1 financing statements or mortgages relating to the Iverson Properties in favor of any third parties (other than UCC-1 financing statements filed pursuant to item 6 above) in form and substance satisfactory to Agent;

              8. Evidence in form and substance satisfactory to Agent (including without limitation an Officers' Certificate to the effect set forth in clauses (i) - (iv) below) that:

              (i) the IPG Acquisition Agreements shall be in full force and effect and shall not have been amended, supplemented, waived or otherwise modified without the consent of Agent;

              (ii) all conditions to the Iverson Acquisition set forth in the IPG Acquisition Agreements shall have been satisfied in all material respects or the fulfillment of any such conditions shall have been waived with the consent of Agent (which consent shall not be unreasonably withheld);

              (iii)  the Iverson Acquisition shall have occurred; and

              (iv) the aggregate purchase price for the Iverson Acquisition (including all fees and expenses relating thereto) does not exceed the sum of (x) $10,400,000 plus (y) the assumption of unsecured Assumed Liabilities (as defined in the acquisition agreement described in clause (i) of the definition "IPG Acquisition Agreements") not to exceed $1,000,000;

              9. Pro forma balance sheet of Company and its Subsidiaries as of August 31, 1996 after giving effect to the Iverson Acquisition and the financings contemplated thereby, and projected financial statements (including balance sheets and statements of operations, stockholders' equity and cash flows) of Company and its Subsidiaries for the five-year period after consummation of the Iverson Acquisition, all of the foregoing in form and substance satisfactory to Agent and Lenders;

              10. Any and all environmental reports relating to the Iverson Properties received by Company from IPG or obtained by Company or any of its Subsidiaries from any independent consultants; and

              11. Copies of this Amendment executed by Holdings, each Borrower, Requisite Lenders and Requisite Class Lenders of each Class.

         B. On or before the Fourth Amendment Effective Date, all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.


         Section 5.  BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

         A. Corporate Power and Authority. Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

         B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Loan Party party hereto.

         C. No Conflict. The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party hereto of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Fourth Amendment Effective Date and disclosed in writing to Lenders.

         D. Governmental Consents. The execution and delivery by the Loan Parties hereto of this Amendment and the performance by the Loan Parties hereto of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         E. Binding Obligation. This Amendment has been duly executed and delivered by each Loan Party and this Amendment and the Amended Agreement are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement and contained in the other Loan Documents are and will be true, correct and complete in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default. Agent and Lenders acknowledge that Borrowers have notified Agent and Lenders that Borrowers may be unable to be in compliance with certain financial covenants contained in subsection 7.6 of the Credit Agreement at the end of the Fiscal Quarter ending on September 30, 1996. Each party hereto agrees that neither such notice nor such acknowledgement by Agent and Lenders in any way constitutes a waiver of compliance by Borrowers with respect to subsection 7.6 of the Credit Agreement in any instance or at any time (including without limitation at the end of the Fiscal Quarter ending on September 30, 1996), any Event of Default or Potential Event of Default, or any other term or provision of any Loan Document or prejudices any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.


         Section 6.  ACKNOWLEDGEMENT AND CONSENT

         Company is a party to the Company Guaranty, the Company Security Agreement, the Company Pledge Agreement, the Company Trademark Security Agreement, the Company Patent Security Agreement and the Collateral Account

Agreement pursuant to which Company has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral to secure the Obligations and to secure its obligations under the Company Guaranty. Sun Gro is a party to the Domestic Subsidiary Guaranty, the Domestic Subsidiary Security Agreement, the Domestic Subsidiary Pledge Agreement, the Domestic Subsidiary Trademark Security Agreement, the Domestic Subsidiary Patent Security Agreement and the Collateral Account Agreement pursuant to which Sun Gro has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral to secure the obligations of Sun Gro under the Domestic Subsidiary Guaranty. Sun Gro Canada is a party to the Canadian Subsidiary Security Agreement and the Canadian Subsidiary Pledge Agreement pursuant to which Sun Gro Canada has created liens in favor of Agent on certain Collateral to secure certain of the Obligations. Holdings is a party to the Holdings Guaranty and the Holdings Pledge Agreement pursuant to which Holdings has (i) guarantied the Obligations and (ii) pledged certain Collateral to Agent to secure the obligations of Holdings under the Holdings Guaranty. Company, Sun Gro, Sun Gro Canada and Holdings are collectively referred to herein as the "Credit Support Parties", and the Guaranties and Collateral Documents referred to above are collectively referred to herein as the "Credit Support Documents".

         Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Borrowers now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

         Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents, in each case to which it is a party or otherwise bound, are true, correct and complete in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         Each Credit Support Party (other than Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.


         Section 7.  MISCELLANEOUS

         A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

         (i) On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

         (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

         C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE

STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Sections 1, 2 and 3 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by Requisite Lenders, Holdings and each Borrower and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                               HINES HORTICULTURE, INC. (formerly known as Hines Nurseries Inc.), as Borrower


                               By:
                                   --------------------------------
                               Title:
                                      -----------------------------



                               SUN GRO HORTICULTURE INC.,
                               as Borrower


                               By:
                                   --------------------------------
                               Title:
                                      -----------------------------




                               SUN GRO HORTICULTURE CANADA LTD., as Borrower



                               By:
                                   --------------------------------
                               Title:
                                      -----------------------------


                               HINES HOLDINGS, INC., (formerly known as Hines Horticulture Inc.)(for purposes of Section 6 only) as a Credit Support Party


                               By:
                                   --------------------------------
                               Title:
                                      -----------------------------

                               BT COMMERCIAL CORPORATION,
                               as a Domestic Lender and as Agent


                               By:
                                  -----------------------------------

                               Title:
                                     --------------------------------



                               BT BANK OF CANADA,
                               as a Canadian Lender


                               By:
                                  -----------------------------------

                               Title:
                                     --------------------------------



                               BANKERS TRUST COMPANY,
                               as an Issuing Lender


                               By:
                                  -----------------------------------

                               Title:
                                     --------------------------------

                               HARRIS TRUST AND SAVINGS BANK,
                               as a Domestic Lender

                               By:
                                  -----------------------------------

                               Title:
                                     --------------------------------



                               FLEET BANK OF MASSACHUSETTS, N.A., as a Domestic Lender


                               By:
                                  -----------------------------------

                               Title:
                                     --------------------------------



                               LASALLE NATIONAL BANK,
                               as a Domestic Lender


                               By:
                                  -----------------------------------

                               Title:
                                     --------------------------------



                               NATIONSBANK OF TEXAS, N.A.,
                               as a Domestic Lender and Canadian Lender


                               By:
                                  -----------------------------------

                               Title:
                                     --------------------------------



                               UNION BANK OF CALIFORNIA, N.A.
                               as a Domestic Lender and Canadian Lender


                               By:
                                  -----------------------------------

                               Title:
                                     --------------------------------

                               WELLS FARGO BANK, N.A.
                               as a Domestic Lender and Canadian Lender


                               By:
                                  -----------------------------------

                               Title:
                                     --------------------------------



                               BANK OF MONTREAL,
                               as a Canadian Lender


                               By:
                                  -----------------------------------

                               Title:
                                     --------------------------------